UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

GSI COMMERCE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 491-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On April 21, 2010, GSI Commerce, Inc. (the “Company”) issued a press release announcing that it had called for redemption all of the $57.5 million aggregate principal amount of its 3.00% convertible notes due 2025 (the “Notes”). In accordance with the redemption provisions of the Notes and the Indenture dated as of June 1, 2005 between the Company and The Bank of New York Mellon (successor trustee to JPMorgan Chase Bank, N.A.), as trustee (the “Indenture”), the Notes will be redeemed at a price equal to 100% of the principal amount of the Notes. In addition, the Company will pay accrued and unpaid interest on the Notes up to, but excluding, the redemption date, which has been set for June 7, 2010. In accordance with the conversion provisions of the Notes and the Indenture, holders of the Notes will have the right at any time on and after May 1, 2010 and prior to the close of business on June 4, 2010, to convert their Notes into shares of the Company’s common stock at a conversion rate of 56.1545 shares per $1,000 principal amount of Notes.

A copy of the press release announcing the redemption of the Notes is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events

The information provided under Item 2.04 above is hereby incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

By:	/s/ Michael R. Conn
Michael R. Conn
Executive Vice President, Finance and Chief Financial Officer

Dated: April 21, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 21, 2010